================================================================================

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         ULTRAPETROL (BAHAMAS) LIMITED,
                                    as Buyer

                                       AND

                       INTERNATIONAL FINANCE CORPORATION,
                                    as Seller

                             Dated as of May 3 2006

================================================================================

                                TABLE OF CONTENTS

                                        i

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    7.3   Waivers and Amendments; Non-Contractual Remedies;
             Preservation of Remedies....................................     8
    7.4   Assignability; Binding Effect..................................     9
    7.5   Governing Law; Submission to Jurisdiction Waiver of

                                       ii

Schedules

Schedule 1   Defined Terms

                                       iii

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of May 3, 2006 (this "Agreement"), by and between (i) ULTRAPETROL (BAHAMAS) LIMITED, a Bahamas corporation
("Ultrapetrol" or "Buyer"), as buyer and (ii) INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC" or "Seller"), as seller.

                                   WITNESSETH

          WHEREAS, Ultrapetrol is the record and beneficial owner of 4,643 shares of common stock, par value $1.00 per share, of UP River (Holdings)
Limited, a Bahamas corporation ("UP River"), which represents, in the aggregate, ninety-two and eighty-six one-hundredths of one percent (92.86%) of the issued and outstanding capital stock in UP River; and

          WHEREAS, IFC is the record and beneficial owner of 357 shares of common stock, par value $1.00 per share, of UP River, which represents, in the aggregate, seven and fourteen one-hundredths of one percent (7.14%) of the issued and outstanding capital stock in UP River (the "IFC UP River Shares");

          WHEREAS, Buyer and Seller, inter alia, are party to the Shareholders
Agreement (as defined in Section 1.1 (i)) pursuant to which Seller has been granted the Ultrapetrol Financing IPO Tag Along Right (as defined therein);

          WHEREAS, the Buyer is contemplating an Ultrapetrol Financing IPO (as such term is defined in the Shareholders Agreement);

          WHEREAS, Buyer wishes to purchase from Seller the IFC UP River Shares, and Seller desires to sell and transfer to Buyer the IFC UP River Shares, upon the terms and subject to the conditions herein contained and Seller agrees, subject to and conditional upon the completion of such sale and purchase, to waive the Ultrapetrol Financing IPO Tag- Along Right; and

          WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in Schedule I hereto.

          NOW, THEREFORE, in consideration of the mutual covenants described below and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I

                         PURCHASE OF OWNERSHIP INTEREST

          1.1  Purchase of IFC UP River Shares by Buyer.

          Upon the terms and subject to the conditions of this Agreement, at the
Closing, Buyer shall purchase the IFC UP River Shares from Seller for the consideration provided for in Section 1.2, and Seller shall sell and transfer the IFC UP River Shares to Buyer, free and clear of any and all Liens created by
Seller or permitted by Seller to arise during Seller's ownership of the IFC UP
River Shares (other than pursuant to the Shareholders Agreement). Seller and
Buyer shall execute and deliver at the Closing all documentation necessary to effect the sale and transfer of the IFC UP River Shares free of such Liens as are referred to above, as provided for in this Agreement, including delivery by
Seller of stock certificates representing the IFC UP River Shares, accompanied by stock transfer authorizations duly endorsed or executed leaving date and name of transferee in blank. In addition, upon Seller's receipt of the full Purchase
Price in the manner and place provided for herein, Seller and Buyer shall execute and deliver all documentation necessary to cancel or otherwise terminate
(i) the Amended and Restated Shareholders Agreement (the "Shareholders
Agreement") dated as of August 12, 2003 among Ultrapetrol, IFC, UP River,
Inversiones Los Avellanos S.A., Solimar Holdings Ltd. and AIG-GE Capital Latin
American Infrastructure Fund, L.P. and (ii) the Agreement between Ultrapetrol and IFC dated as of November 18, 2004 in respect of the shares of UABL Limited.

          1.2  Purchase Price.

          In consideration of the sale and transfer of the IFC UP River Shares as set forth in Section 1.1, Buyer shall pay to Seller, on the Closing Date, in immediately available funds to such account in such place as Seller shall notify
Buyer prior to the Closing Date, Six Million and Forty-Eight Thousand United
States Dollars ($6,048,000) plus, if the Closing Date falls after May 15, 2006, such additional amount as shall provide IFC a return on Seller's investment in all the IFC UP River Shares equal to the IFC IRR (as defined in the Shareholders
Agreement) (the "Purchase Price"). Such return shall be determined using "IRR", as defined in the Shareholders Agreement, save that, for this purpose, references in the definition of "IRR" in the Shareholders Agreement to: (i)
"Closing" shall be deemed to be references to the Closing pursuant to this
Agreement (as described in Section 1.3 below); and (ii) "Relevant Shares" shall be deemed to be references to the IFC UP River Shares.

          1.3  Closing.

          Subject to satisfaction or waiver of the conditions set forth in
Article IV, the sale and transfer and purchase of the IFC UP River Shares shall take place, on the date of the closing, i.e. on the date of the receipt by the
Buyer of the proceeds, of the initial public offering of common shares of the
Buyer as described in the F-1 Registration Statement filed by the Buyer with the
United States Securities and Exchange Commission on March 30, 2006, such initial public offering being the contemplated Ultrapetrol Financing IPO referred to in the Fourth Recital above (the "IPO") and such date to be advised by Buyer to
Seller by not less three (3) Business Days' prior written notice, at a closing
(the "Closing") at 10.00 a.m. local time at the

                                        2

offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York
10004, or at such other place, time or date as the parties may mutually agree in writing (such time and date being referred to herein as the "Closing Date");
provided, however, that if the IPO has not occurred by September 30, 2006, this
Agreement shall be deemed null and void.

          1.4  Waiver of Ultrapetrol Financing IPO Tag Along Rights

          Subject to and conditional upon the consummation of the sale and purchase of the IFC UP River Shares on the Closing Date as hereinabove provided,
Seller waives Seller's rights under Section 2.4 of the Shareholders Agreement, including the Ultrapetrol Financing IPO Tag-Along Right. For the avoidance of doubt, and without prejudice to any rights or remedies on the part of IFC in respect of any breach by the Buyer of this Agreement, if the Closing Date and such consummation have not occurred by September 30, 2006, or this Agreement is for any other reason terminated or held or deemed null and void, such waiver shall thereupon also automatically become null and void.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to the Buyer that:

          2.1  Organization, Power and Authority.

          Seller is an international organization established by Articles of
Agreement among its member countries. Seller has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to Buyer at the Closing the IFC UP River Shares. Seller is the sole owner of the IFC UP
River Shares, has such title thereto as it received upon issuance thereof to
Seller and has not created or permitted to arise any Liens thereon during
Seller's ownership thereof (other than pursuant to the Shareholders Agreement).

          2.2  Authorization and Enforceability.

          The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action on the part of
Seller, and constitutes a legal, valid and binding obligation of Seller, enforceable, subject as provided in Section 6.5 (d), against Seller in accordance with its terms, except as such enforceability may be limited by: (i)
applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.3  No Conflicts.

          The execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in a breach of or default under any provision of any organizational document governing or relating to the Seller, or
(ii) violate or conflict with any Law or Order or other restriction applicable to the Seller or by which any of its properties may be bound.

                                        3

          2.4  No Consents.

          Seller has obtained all Permits (as defined in the Shareholders
Agreement) from applicable Governmental or Regulatory Authorities (as defined in the Shareholders Agreement) that are necessary for its execution, delivery and performance of this Agreement pursuant to any Laws (as defined in the
Shareholders Agreement) applicable to Seller.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to the Seller that:

          3.1  Organization, Power and Authority.

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Buyer has the power and authority to transact the business it transacts and Buyer has the power and authority to execute and deliver this Agreement and to perform the provisions hereof.

          3.2  Authorization and Enforceability.

          The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action on the part of Buyer, and constitutes a legal, valid and binding obligation of Buyer enforceable against
Buyer in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii)
general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.3  No Conflicts.

          Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of, the certificate of incorporation, the by-laws or other organizational documents of Buyer, or any mortgage, bond, indenture, agreement, franchise, license, permit or other instrument or obligation to which Buyer is a party or subject or by which any of its assets or properties may be bound or any applicable laws, rules or regulations, including, without limitation, rules and regulations of the SEC (as defined in the
Shareholders Agreement) or of the NASDAQ National Market.

                                        4

          3.4  Consents and Disclosures.

          All consents, approvals or authorizations of, or registrations, filings or declarations with, any Governmental Authority or any other Person, and all disclosures and statements in connection with the IPO, including in the prospectus relating thereto, if any, required in connection with the execution, delivery or performance by Buyer of this Agreement or the transactions provided for herein have been or at the Closing will have been obtained or, as applicable, made by Buyer and will be in full force and effect.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

          4.1  Conditions Precedent to Obligations of Buyer.

          The obligation of Buyer to purchase the IFC UP River Shares pursuant to this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived in whole or in part by Buyer):

          (a) all representations and warranties of Seller to Buyer shall be true and correct in all material respects as of the date hereof and at and as of the time of the Closing with the same effect as though those representations and warranties had been made at and as of that time;

          (b) Seller shall have delivered:

               (i)   the stock certificates representing the IFC UP River
                     Shares;

               (ii)  stock transfer authority related thereto, duly endorsed or executed;

and

               (iii) executed copies (or signature pages) of such other
                     documents as are necessary to give effect to the sale of
                     the IFC UP River Shares as contemplated hereby; and

          (c) the IPO shall have occurred.

          4.2  Conditions Precedent to Obligations of Seller.

          The obligation of Seller to sell and transfer the IFC UP River Shares pursuant to this Agreement is subject to the fulfillment, prior to or at the
Closing, of each of the following conditions (any or all of which may be waived in whole or in part by Seller):

          (a) all representations and warranties of Buyer to Seller shall be true and correct in all material respects as of the date hereof and at and as of the time of the Closing with the same effect as though those representations and warranties had been made at and as of that time;

                                        5

          (b) Buyer shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing;

          (c) all proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto (including, without limitation, documents evidencing due authorization for Buyer's entry into and performance under this Agreement) shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith; and

          (d) Seller shall have received the Purchase Price in full in immediately available funds in the place and manner set forth in Section 1.2 hereof.

                                    ARTICLE V

                                 INDEMNIFICATION

          5.1  Survival of Representations, Warranties and Indemnities.

          The representations and warranties of Seller and Buyer contained in
Articles II and III, respectively, shall survive the Closing.

          5.2  Indemnification.

          (a) Buyer agrees to indemnify, defend and hold harmless Seller, its affiliates and, if applicable, its respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Damages based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty of Buyer contained in this Agreement, or (ii) the failure of Buyer to perform or observe fully any covenant, agreement or provision to be performed or observed by Buyer pursuant to this Agreement.

                                        6

                                   ARTICLE VI

                                  MISCELLANEOUS

          6.1  Notices.

          Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication may be delivered by hand, airmail, facsimile or established courier service to the party's address or facsimile number specified below or to such other address or facsimile number as such party notifies to the other party from time to time, and will be effective upon receipt:

          if to Buyer, to

          Ultrapetrol (Bahamas) Limited
          Ocean Centre, Montague Foreshore
          East Bay St.
          Nassau, Bahamas
          P.O. Box SS-19084
          Attn: Assistant Secretary
          Facsimile: (242) 394-8430

          with a copy to

          Seward & Kissel LLP
          One Battery Park Plaza
          New York, New York 10004
          Telephone: (212) 574-1200
          Facsimile (212) 480-8421
          Attn: Lawrence Rutkowski, Esq.

          and if to Seller, to

          International Finance Corporation
          2121 Pennsylvania Avenue, NW
          Washington, DC 20433
          Facsimile: (49) 69 7431 3415; (202) 473-4318/4310
          Attention: Director, Infrastructure Department

          With a copy (in the case of communications relating to payments) sent to the attention of the Senior Manager, Financial Operations Unit, at:

          Facsimile: (202) 974-4371.

                                        7

          6.2  Entire Agreement.

          This Agreement (including the Schedule attached hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, written or oral, with respect thereto.

          6.3  Waivers and Amendments; Non-Contractual Remedies; Preservation of
               Remedies.

          Without prejudice to the provisions of Section 1.3 relating to the time at which this Agreement shall be deemed (automatically) null and void and the provisions of Section 1.4 relating to the time at which the waiver referred to therein shall be deemed (automatically) null and void, this Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Seller and Buyer or, in the case of a waiver, by the party waiving compliance. No delay on the part of either
Seller or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Seller or Buyer of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          6.4  Assignability; Binding Effect.

          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement and the rights and obligations of the parties hereunder shall not be assignable by Seller or Buyer without the prior written consent of the other party.

          6.5  Governing Law; Submission to Jurisdiction Waiver of Jury Trial.

          (a)  The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the
               State of New York, United States of America.

          (b)  Any judicial proceeding brought against either party in any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States of America District Court for the Southern
               District of New York, and, by execution and delivery of this
               Agreement, Buyer accepts the non-exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Buyer shall appoint CT Corporation as agent to receive service of process on its behalf in any proceeding in any such court in the State of
               New York. The foregoing consent to jurisdiction and appointment of agent to receive service of process shall not constitute general consent to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than Seller. The prevailing party in any such litigation shall be entitled to receive from the losing party all

                                        8

               costs and expenses, including reasonable counsel fees, incurred by the prevailing party. Buyer agrees that service of any
               process, summons, notice or document by U.S. registered mail to its address set forth in Section 6.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 6.5(b).

          (c)  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
               APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN
               RESPECT OF ANY LITIGATION AS BETWEEN OR AMONG THE PARTIES
               DIRECTLY OR INDIRECTLY ARISLNG OUT OF, UNDER OR IN CONNECTION
               WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
               DISPUTES RELATING HERETO. EACH PARTY (A) CERTIFIES THAT NO
               REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
               REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD
               NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING
               WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN
               INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE
               MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5(c).

          (d)  Nothing in this Article VI shall be construed as a waiver, renunciation or other modification of the privileges, immunities or exemptions of IFC under applicable Laws and its Articles of
               Agreement.

          6.6  Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

          6.7  Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          6.8  Captions.

          The article and section titles or captions contained in this Agreement or in Schedule I are for convenience only, shall not be deemed a part of this
Agreement and shall not affect the meaning or interpretation of this Agreement.
All references herein to Articles, Sections

                                        9

and Schedule I shall be deemed references to Articles, Sections and Schedule I of or to this Agreement, unless otherwise expressly provided.

          6.9  Interpretation.

          The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "Dollars" and
"$" shall mean United States dollars. Personal pronouns, when used in this
Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa.

          6.10 Third Parties.

          Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns and the beneficiaries of contractual indemnification expressly set forth herein, any rights or remedies under or by reason of this Agreement.

          6.11 Expenses.

          Buyer shall bear any and all transfer taxes and any other taxes
(including stamp taxes), duties, fees or other charges payable on or in connection with this Agreement or the other documents contemplated hereby or the sale and transfer of the IFC UP River Shares to Buyer and all counsels' fees and expenses (of both Buyer's and Seller's counsels) in connection with the negotiation, execution and delivery of this Agreement and the other documents and the transactions contemplated hereby.

                                       10

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        ULTRAPETROL (BAHAMAS) LIMITED

                                        By:  /s/ Felipe Menendez R.
                                             -----------------------------------
                                        Name:  Felipe Menedez R.
                                        Title: PRESIDENT

                                        INTERNATIONAL FINANCE CORPORATION

                                        By: /s/ Pierre B. Bouvery
                                            ------------------------------------
                                        Name:  Pierre B. Bouvery
                                        Title: Manager
                                               Infrastructure Department
                                               International Finance
                                               Corporation (IFC)

Consented and Agreed to:

UP RIVER (HOLDINGS) LTD.

By: /s/ Leonard J. Hoskinson
    ------------------------------------
    Name:  LEONARD J. HOSKINSON
    Title: DIRECTOR

INVERSIONES LOS AVELLANOS S.A.

BY: /s/ J Menendez R.
    ------------------------------------
    Name:  J MENENDEZ R.
    Title: DIRECTOR

AIG-GE CAPITAL LATIN AMERICAN INFRASTRUCTURE FUND, L.P.

BY: /s/ Walter B. Stahr
    ------------------------------------
    Name: Walter B. Stahr
    Title: Attorney-in-Fact

                                       11

SOLIMAR HOLDINGS LTD.

BY: /s/ Walter B. Stahr
    ------------------------------------
    Name: Walter B. Stahr
    Title: Attorney-in-Fact

                                       12

                                   SCHEDULE I

                                  DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof referred to in the relevant definition below:

          "Agreement" has the meaning set forth in the preamble.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "Buyer" has the meaning set forth in the preamble.

          "Closing" has the meaning set forth in Section 1.3.

          "Closing Date" has the meaning as set forth in Section 1.3.

          "Damages" means any and all losses, liabilities, obligations, demands, claims, actions, cause of action, costs, expenses, damages and judgments, including, without limitation, attorneys' fees and expenses.

          "Governmental Authority" means with respect to Buyer,

               (a)  the government of

                    (i)  the United States of America or any state, city, local or other political subdivision thereof; or

                    (ii) any foreign or local jurisdiction in which Buyer or any of its Subsidiaries is incorporated or conducts all or
                         any part of its business, or which asserts jurisdiction
                         over Buyer or any of its Subsidiaries or any properties
                         of such Person or any of its Subsidiaries; or

               (b)  any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, including, without limitation, the SEC
                    (as defined in the Shareholders Agreement).

          "IFC" has the meaning set forth in the preamble.

          "IFC UP River Shares" has the meaning set forth in the second recital.

          "IPO" has the meaning set forth in Section 1.3.

                                       13

          "Lien" means, with respect to the IFC UP River Shares, any mortgage, lien, pledge, charge, security interest or other encumbrance or other right or interest of any Person other than IFC thereon or thereto (including pursuant to stockholder agreements, voting trust agreements, preemptive rights, options or similar arrangements).

          "Material Adverse Effect" means with respect to a Person, a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of such Person and its Subsidiaries taken as a whole, or (b) the ability of such Person to perform its obligations under this
Agreement, or (c) the validity or enforceability of this Agreement.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or any other company or entity or a government or agency or political subdivision thereof.

          "Purchase Price" has the meaning set forth in Section 1.2.

          "Seller" has the meaning set forth in the preamble.

          "Shareholders Agreement" has the meaning set forth in Section 1.1.

          "Ultrapetrol" has the meaning set forth in the preamble.

          "Ultrapetrol Financing IPO Tag Along Rights" has the meaning set forth in the Recitals.

          "UP River" has the meaning set forth in the first recital.

                                       14

                                                              September 21, 2006

International Finance Corporation
2121 Pennsylvania Avenue, NW
Washington, D.C.
Attn:  Director, Infrastructure Development
Facsimile:  (202) 974-4371

         RE: LETTER AGREEMENT REGARDING STOCK PURCHASE AGREEMENT BY AND
             BETWEEN ULTRAPETROL (BAHAMAS) LIMITED AND INTERNATIONAL FINANCE
             CORPORATION.

Ladies and Gentlemen:

     We refer to that certain stock purchase agreement, dated as of May 3, 2006
(the "Stock Purchase Agreement"), by and between (i) ULTRAPETROL (BAHAMAS)
LIMITED, a Bahamas corporation ("Buyer"), as buyer and (ii) INTERNATIONAL
FINANCE CORPORATION, an international organization established by Articles of
Agreement among its member countries ("Seller"), as seller. Unless otherwise defined herein, terms defined in the Stock Purchase Agreement shall have the same meanings when used herein.

     This letter agreement will confirm that in accordance with Section 6.3 of the Stock Purchase Agreement and at our request, the Seller hereby consents to amend Sections 1.3 and 1.4 of the Stock Purchase Agreement, replacing "September
30, 2006" with "October 31, 2006" in each instance.

     This will further confirm that, except as expressly affected hereby, the
Stock Purchase Agreement is in all respects ratified and confirmed and all terms, provisions and conditions thereof shall remain in full force and effect.

     Please signify your agreement to the foregoing by countersigning this letter in the space provided. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof, provided that the original thereof is delivered promptly thereafter by mail or courier. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Kindly indicate your acceptance and agreement with the foregoing by executing this letter in the space indicated below.

                                             Yours faithfully,

                                             ULTRAPETROL (BAHAMAS) LIMITED

                                             By: /s/ Felipe Menendez R.
                                                 ----------------------
                                             Name: Felipe Menendez R.
                                             Title: President

 Accepted and Agreed:

INTERNATIONAL FINANCE CORPORATION

By: /s/ Pierre B. Bouvery
    ---------------------
Name: Pierre B. Bouvery
Title: Manager, Infrastructure Department, International Finance
       Corporation (IFC)